Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	February 1, 2013
KEMET Corporation
NEC TOKIN Corporation

KEMET Contacts:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Senior Director, Marketing Communications
	Chief Financial Officer	and Investor Relations
	williamlowe@kemet.com	deandimke@kemet.com
	864-963-6484	954-766-2806

KEMET Corporation and NEC TOKIN Start Alliance

Tokyo, February 1, 2013 - KEMET Corporation, a leading manufacturer of capacitors based in the United States, and NEC TOKIN Corporation (“NEC TOKIN”), a leading manufacturer of tantalum capacitors based in Japan, announced today the closing of the first step in their alliance with the completion of a capital injection of USD 50 million (approximately JPY 4.4 billion) by KEMET Electronics Corporation, KEMET’s wholly-owned subsidiary (collectively with KEMET Corporation, “KEMET”), into NEC TOKIN.

KEMET and NEC TOKIN entered into definitive agreements on this alliance on March 12, 2012, and are expecting to pursue synergistic efforts to enhance the two companies’ global businesses as well as NEC TOKIN’s financial base and the recovery of its capacitors business which was severely damaged by the October 2011 flooding in Thailand. KEMET and NEC TOKIN have received all necessary governmental approvals, and the customary closing conditions to the injection have been satisfied.  At the closing, KEMET received a third-party allotment of common shares.  Following this allotment and taking into account  the non-voting preferred shares assigned to NEC in March 2012, KEMET and NEC Corporation now respectively hold 51% and 49% of the voting interest, and 34% and 66% of the economic interest, in NEC TOKIN.

KEMET and NEC TOKIN expect to utilize this partnership to enhance efficiencies through the cross-selling of both companies’ products, greater efficiency of procurement and production, and enhanced product development by sharing technological know-how, while each company will continue to maintain their current independent sales organizations.

NEC TOKIN will continue operating under the same brand and providing its existing lineup of products and services within this alliance. Moreover, in the two companies’ extensive product areas, the alliance is expected to enhance further growth of business into the industrial field and worldwide markets, while capitalizing on NEC TOKIN’s material technologies and KEMET’s expertise in global operations management.

About KEMET

KEMET’s common stock is listed on the NYSE under the symbol “KEM.” At the Investor Relations section of our web site at http://ir.kemet.com/, users may subscribe to KEMET news releases and find additional information about our Company. KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through-hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

About NEC TOKIN

NEC TOKIN was established in 1938 to commercialize the innovative material technology developed by the TOHOKU University. Taking advantage of its most advanced material technologies, NEC TOKIN is proud to offer tantalum capacitors, electric double layer capacitors, electro-magnetic devices, miniature relays, IC cards and IC tags, piezoelectric devices and sensors. For further information, please visit the NEC TOKIN home page at: http://www.nec-tokin.com/english/.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact the Company’s ability to realize operating plans if the demand for the Company’s products declines, and such conditions could adversely affect the Company’s liquidity and ability to continue to operate; (ii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iii) an increase in the cost or a decrease in the availability of the Company’s principal or single-sourced purchased materials; (iv) changes in the competitive environment of the Company; (v) uncertainty of the timing of customer product qualifications in heavily regulated  industries; (vi) economic, political, or regulatory changes in the countries in which the Company operates; (vii) difficulties, delays or unexpected costs in completing the Company’s restructuring plan; (viii) equity method investments expose the Company to a variety of risks; (ix) acquisitions and other strategic transactions expose the Company to a variety of risks; (x) the inability to attract, train and retain effective employees and management; (xi) the inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to the Company’s business, including those relating to environmental matters; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) volatility of financial and credit markets affecting the Company’s access to capital; (xvi) the need to reduce the total costs of the Company’s products to remain competitive; (xvii) potential limitation on the use of net operating losses to offset possible future taxable income; (xviii) restrictions in the Company’s debt agreements that limit the Company’s flexibility in operating its business; and (xix) additional exercise of the warrant by K Equity, LLC which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions.  Other risks and uncertainties may be described from time to time in the Company’s reports and filings with the Securities and Exchange Commission.